Assured Guaranty Ltd.
March 31, 2016
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (‘‘AGL’’ and, together with its subsidiaries, ‘‘Assured Guaranty’’ or the ‘‘Company’’) with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K for the year ended December 31, 2015 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016.

Some amounts in this financial supplement may not add due to rounding.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s subsidiaries have insured; (2) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (3) developments in the world’s financial and capital markets that adversely affect obligors’ payment rates, Assured Guaranty’s loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees); (4) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (5) the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; (6) deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (7) increased competition, including from new entrants into the financial guaranty industry; (8) rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty’s investment portfolio and in collateral posted by and to Assured Guaranty; (9) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (10) changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; (11) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (12) changes in applicable accounting policies or practices; (13) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (14) difficulties with the execution of Assured Guaranty’s business strategy; (15) loss of key personnel; (16) the effects of mergers, acquisitions and divestitures; (17) natural or man-made catastrophes; (18) other risks and uncertainties that have not been identified at this time; (19) management’s response to these factors; and (20) other risk factors identified in AGL’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights
(dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015
Operating income reconciliation:
Operating income	$113	$140
Plus after-tax adjustments:
Realized gains (losses) on investments	(9)	9
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(43)	66
Fair value gains (losses) on committed capital securities (CCS)	(10)	1
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and loss adjustment expense (LAE) reserves	(2)	(9)
Effect of consolidating financial guaranty variable interest entities (FG VIEs)	10	(6)
Net income (loss)	$59	$201

Earnings per diluted share:
Operating income	$0.82	$0.89
Plus after-tax adjustments:
Realized gains (losses) on investments	(0.07)	0.06
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.31)	0.42
Fair value gains (losses) on CCS	(0.07)	0.01
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.01)	(0.06)
Effect of consolidating FG VIEs	0.07	(0.04)
Net income (loss)	$0.43	$1.28

Weighted average shares outstanding
Basic shares outstanding	136.2	155.8
Diluted shares outstanding (1)	137.0	156.8
Shares outstanding at the end of period	135.1	152.8

Effect of refundings and terminations, net (5)
Financial guaranty insurance premiums	$89	$41
Credit derivative revenues	0	11
Operating income effect	80	35
Operating income per diluted share effect	0.58	0.22

Effective tax rate on operating income	20.3%	22.1%
Effective tax rate on net income	10.0%	24.2%

Return on equity (ROE) calculations (2):
ROE, excluding unrealized gain (loss) on investment portfolio	4.0%	15.0%
Operating ROE	7.6%	9.5%

New business:
Gross par written	$2,749	$2,708
Present value of new business production (PVP) (3)	$38	$36

	As of
	March 31,	December 31,
Other information:	2016	2015
Net debt service outstanding	$516,399	$536,341
Net par outstanding	347,015	358,571
Claims-paying resources (4)	12,069	12,306

1)	Non-GAAP diluted shares outstanding were the same as GAAP diluted shares.

2)	Quarterly ROE calculations represent annualized returns.

3)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

4)	See page 6 for additional detail on claims-paying resources.

5)	On an operating basis.

Assured Guaranty Ltd.
Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of:
	March 31,	December 31,
	2016	2015
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$10,588	$10,627
Short-term investments, at fair value	459	396
Other invested assets	167	169
Total investment portfolio	11,214	11,192

Cash	112	166
Premiums receivable, net of commissions payable	662	693
Ceded unearned premium reserve	236	232
Deferred acquisition costs	113	114
Reinsurance recoverable on unpaid losses	72	69
Salvage and subrogation recoverable	206	126
Credit derivative assets	55	81
Deferred tax asset, net	278	276
Current income tax receivable	11	40
FG VIE assets, at fair value	1,191	1,261
Other assets	302	294
Total assets	$14,452	$14,544

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$3,810	$3,996
Loss and loss adjustment expense reserve	1,112	1,067
Reinsurance balances payable, net	58	51
Long-term debt	1,302	1,300
Credit derivative liabilities	489	446
FG VIE liabilities with recourse, at fair value	1,165	1,225
FG VIE liabilities without recourse, at fair value	119	124
Other liabilities	284	272
Total liabilities	8,339	8,481

Shareholders' equity:
Common stock	1	1
Additional paid-in capital	1,269	1,342
Retained earnings	4,519	4,478
Accumulated other comprehensive income	319	237
Deferred equity compensation	5	5
Total shareholders' equity	6,113	6,063
Total liabilities and shareholders' equity	$14,452	$14,544

Assured Guaranty Ltd.
Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015
Revenues:
Net earned premiums	$183	$142
Net investment income	99	101
Net realized investment gains (losses)	(13)	16
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	8	21
Net unrealized gains (losses)	(68)	103
Net change in fair value of credit derivatives	(60)	124
Fair value gains (losses) on CCS	(16)	2
Fair value gains (losses) on FG VIEs	18	(7)
Other income (loss)	34	(9)
Total revenues	245	369
Expenses:
Loss and loss adjustment expenses	90	18
Amortization of deferred acquisition costs	4	4
Interest expense	26	25
Other operating expenses	60	56
Total expenses	180	103
Income (loss) before income taxes	65	266
Provision (benefit) for income taxes	6	65
Net income (loss)	$59	$201

Earnings per share:
Basic	$0.43	$1.29
Diluted	$0.43	$1.28

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income
(dollars in millions)

	Three Months Ended				Three Months Ended
	March 31, 2016				March 31, 2015
	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components
Revenues:
Net earned premiums	$183	$(5)	(1)	188	$142	$(5)	(1)	$147
Net investment income	99	(4)	(1)	103	101	(1)	(1)	102
Net realized investment gains (losses)	(13)	(13)	(2)	—	16	16	(2)	0
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	8	8		—	21	21		—
Net unrealized gains (losses)	(68)	(53)		(15)	103	103		—
Credit derivative revenues	—	(10)		10	—	(24)		24
Net change in fair value of credit derivatives	(60)	(55)	(3)	(5)	124	100	(3)	24
Fair value gains (losses) on CCS	(16)	(16)	(4)	—	2	2	(4)	—
Fair value gains (losses) on FG VIEs	18	18	(1)	—	(7)	(7)	(1)	—
Other income (loss)	34	(2)	(1)(5)	36	(9)	(13)	(1)(5)	4
Total revenues	245	(77)		322	369	92		277
Expenses:
Loss and loss adjustment expenses:
Financial guaranty insurance	90	(7)	(1)	97	18	(6)	(1)	24
Credit derivatives	—	6	(3)	(6)	—	12	(3)	(12)
Amortization of deferred acquisition costs	4	0		4	4	—		4
Interest expense	26	—		26	25	—		25
Other operating expenses	60	1		59	56	—		56
Total expenses	180	0		180	103	6		97
Income (loss) before income taxes	65	(77)		142	266	86		180
Provision (benefit) for income taxes	6	(23)	(6)	29	65	25	(6)	40
Net income (loss)	$59	$(54)		$113	$201	$61		$140

1)	Include adjustments related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate realized gains (losses) on the Company's investments, except for gains and losses on securities classified as trading.

3)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

4)	Adjustments to eliminate fair value gain (loss) on CCS.

5)	Include adjustments related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

6)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Adjusted Book Value
(dollars in millions, except per share amounts)

	As of:
	March 31, 2016		December 31, 2015
	Total	Per Share	Total	Per Share
Reconciliation of shareholders' equity to adjusted book value:
Shareholders' equity	$6,113	$45.26	$6,063	$43.96
Less after-tax adjustments:
Effect of consolidating FG VIEs	(12)	(0.09)	(23)	(0.16)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(203)	(1.50)	(160)	(1.16)
Fair value gains (losses) on CCS	30	0.22	40	0.29
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	344	2.55	260	1.88
Operating shareholders' equity	5,954	44.08	5,946	43.11
After-tax adjustments:
Less: Deferred acquisition costs	145	1.07	147	1.06
Plus: Net present value of estimated net future credit derivative revenue	91	0.67	116	0.84
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,394	17.72	2,524	18.29
Adjusted book value	$8,294	$61.40	$8,439	$61.18

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of March 31, 2016
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.	Assured Guaranty Re Ltd. (8)	Eliminations(3)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,362	$1,416	$741	$1,030	$(981)	$4,568
Contingency reserve(1)	1,380	910	290	—	(290)	2,290
Qualified statutory capital	3,742	2,326	1,031	1,030	(1,271)	6,858
Unearned premium reserve(1)	1,530	622	440	776	(440)	2,928
Loss and LAE reserves (1)	417	171	—	354	—	942
Total policyholders' surplus and reserves	5,689	3,119	1,471	2,160	(1,711)	10,728
Present value of installment premium(1)	256	180	2	145	(2)	581
CCS	200	200	—	—	—	400
Excess of loss reinsurance facility (2)	360	360	360	—	(720)	360
Total claims-paying resources (including proportionate MAC ownership for AGM and AGC)	6,505	3,859	1,833	2,305	(2,433)	12,069
Adjustment for MAC (4)	933	540	—	—	(1,473)	—
Total claims-paying resources (excluding proportionate MAC ownership for AGM and AGC)	$5,572	$3,319	$1,833	$2,305	$(960)	$12,069

Statutory net par outstanding (5)	$129,405	$43,453	$57,608	$85,497	$(1,261)	$314,702
Equity method adjustment (4)	34,968	22,640	—	—	(57,608)	—
Adjusted statutory net par outstanding (1)	$164,373	$66,093	$57,608	$85,497	$(58,869)	$314,702

Net debt service outstanding (5)	$199,950	$64,502	$85,491	$134,451	$(3,013)	$481,381
Equity method adjustment (4)	51,893	33,598	—	—	(85,491)	—
Adjusted net debt service outstanding (1)	$251,843	$98,100	$85,491	$134,451	$(88,504)	$481,381
Ratios:
Adjusted net par outstanding to qualified statutory capital	44:1	28:1	56:1	83:1		46:1
Capital ratio (6)	67:1	42:1	83:1	131:1		70:1
Financial resources ratio (7)	39:1	25:1	47:1	58:1		40:1

1)
The numbers shown for Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC) have been adjusted to include (i) their 100% share of their respective United Kingdom insurance subsidiaries and (ii) their indirect share of Municipal Assurance Corp. (MAC). AGM and AGC own 60.7% and 39.3%, respectively, of the outstanding stock of Municipal Assurance Holdings Inc., which owns 100% of the outstanding common stock of MAC. Amounts include financial guaranty insurance and credit derivatives.

2)
Represents an aggregate $360 million excess-of-loss reinsurance facility for the benefit of AGC, AGM and MAC, which became effective January 1, 2016. The facility terminates on January 1, 2018, unless AGC, AGM and MAC choose to extend it.

3)
Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, and between AGM and MAC, and (ii) MAC amounts, whose proportionate share are included in AGM and AGC based on ownership percentages. Net par and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net par related to intercompany cessions from AGM and AGC to MAC.

4)	Represents adjustments for AGM's and AGC's interest and indirect ownership of MAC.

5)	Net par outstanding and net debt service outstanding are presented on a statutory basis.

6)	The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.

7)	The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims-paying resources (including MAC adjustment for AGM and AGC).

8)
Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of U.S. statutory accounting practices prescribed or permitted by insurance regulatory authorities, except for contingency reserves.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

	Three Months Ended
	March 31,
	2016	2015
New business production analysis:
PVP:
Public finance - U.S.	$31	$13
Public finance - non-U.S.	7	—
Structured finance - U.S.	—	18
Structured finance - non-U.S.	—	5
Total PVP	$38	$36

Reconciliation of PVP to gross written premiums (GWP):

Total PVP	$38	$36
Less: PVP of non-financial guaranty insurance	0	6
PVP of financial guaranty insurance	38	30
Less: Financial guaranty installment premium PVP	7	17
Total: Financial guaranty upfront GWP	31	13
Plus: Installment GWP and other GAAP adjustments (1)	(12)	19
Total GWP	$19	$32

Gross par written:
Public finance - U.S.	$2,749	$2,441
Public finance - non-U.S.	—	—
Structured finance - U.S.	—	261
Structured finance - non-U.S.	—	6
Total	$2,749	$2,708

1)
Includes present value of new business on installment policies, gross written premium adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended
	March 31, 2016
	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
General obligation	$1,298	A-
Tax backed	703	A-
Municipal utilities	295	BBB+
Transportation	162	A-
Housing	134	BBB
Higher education	72	A-
Infrastructure finance	9	A
Other public finance	76	AA-
Total U.S. public finance	2,749	A-
Non-U.S. public finance:
Total non-U.S. public finance	—	—
Total public finance	$2,749	A-

U.S. structured finance:
Other structured finance	$—	—
Total U.S. structured finance	—	—
Non-U.S. structured finance:
Other structured finance	—	—
Total non-U.S. structured finance	—	—
Total structured finance	$—	—

Total gross par written	$2,749	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

	1Q-15	2Q-15	3Q-15	4Q-15	1Q-16
PVP:
Public finance - U.S.	$13	$25	$41	$45	$31
Public finance - non-U.S.	—	—	—	27	7
Structured finance - U.S.	18	1	0	3	—
Structured finance - non-U.S.	5	—	—	1	—
Total PVP	$36	$26	$41	$76	$38

Reconciliation of PVP to GWP:

Total PVP	$36	$26	$41	$76	$38
Less: PVP of non-financial guaranty insurance	6	—	1	0	0
PVP of financial guaranty insurance	30	26	40	76	38
Less: Financial guaranty installment premium PVP	17	1	(1)	29	7
Total: Financial guaranty upfront GWP	13	25	41	47	31
Plus: Installment GWP and other GAAP adjustments	19	(3)	(1)	40	(12)
Total GWP	$32	$22	$40	$87	$19

Gross par written:
Public finance - U.S.	$2,441	$5,581	$4,703	$3,652	$2,749
Public finance - non-U.S.	—	—	—	567	—
Structured finance - U.S.	261	—	—	66	—
Structured finance - non-U.S.	6	—	—	59	—
Total	$2,708	$5,581	$4,703	$4,344	$2,749

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Available-for-Sale Investment Portfolio and Cash
As of March 31, 2016
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio, available-for-sale:
Fixed maturity securities:
Obligations of states and political subdivisions(4)	$5,003	3.84%	3.57%	$5,321	$192
Insured obligations of state and political subdivisions (2)(4)	414	4.87	4.52	455	20
U.S. Treasury securities and obligations of U.S. government agencies	244	1.89	1.35	255	5
Agency obligations	135	4.86	4.10	150	7
Corporate securities (4)	1,473	3.90	3.03	1,525	58
Mortgage-backed securities (MBS):
Residential MBS (RMBS) (3)(4)	1,281	4.61	3.43	1,301	59
Commercial MBS (CMBS)	531	3.52	2.86	556	19
Asset-backed securities (4)	821	3.28	2.21	811	27
Foreign government securities	280	2.39	1.56	276	6
Total fixed maturity securities	10,182	3.85	3.27	10,650	393
Short-term investments	454	0.08	0.06	454	0
Cash (5)	112	—	—	112	—
Total	$10,748	3.69%	3.13%	$11,216	$393

Less: FG VIEs	54	9.84	6.40	57	6

Total	$10,694	3.65%	3.11%	$11,159	$387

Ratings (6):	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$255	2.4%
Agency obligations	150	1.4
AAA/Aaa	1,207	11.3
AA/Aa	5,796	54.4
A/A	1,833	17.2
BBB	113	1.1
Below investment grade (BIG) (7)	1,266	11.9
Not rated	30	0.3
Total fixed maturity securities, available-for-sale	10,650	100.0%

Less: FG VIEs	62

Total fixed maturity securities, available-for-sale	$10,588

Duration of fixed maturity securities and short-term investments (in years):		5.3

Average ratings of fixed maturity securities and short-term investments		A+

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Ratings Services (S&P) or Moody's Investors Service, Inc. (Moody's), average A+. Includes fair value of $151 million insured by AGC and AGM.

3)	Includes fair value of $248 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Represents operating cash and is not included in yield calculations.

6)
Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation bonds) or other risk management strategies which use internal ratings classifications.

7)
Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $2,290 million in par with carrying value of $1,266 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Future Net Premiums Earned (3)	Future Credit Derivative Revenues (4)	Total

2016 (as of March 31)		$516,399
2016 Q2	$13,224	503,175	$97	$5	$102	$9	$111
2016 Q3	14,790	488,385	93	5	98	9	107
2016 Q4	13,132	475,253	89	4	93	8	101
2017	49,769	425,484	327	17	344	22	366
2018	33,891	391,593	301	16	317	10	327
2019	27,407	364,186	273	14	287	9	296
2020	25,080	339,106	252	13	265	8	273

2016-2020	177,293	339,106	1,432	74	1,506	75	1,581
2021-2025	116,383	222,723	977	51	1,028	38	1,066
2026-2030	90,148	132,575	623	31	654	26	680
2031-2035	64,720	67,855	374	16	390	21	411
After 2035	67,855	—	287	11	298	15	313
Total	$516,399		$3,693	$183	$3,876	$175	$4,051

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of March 31, 2016. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.

2)	See page 13 for ‘‘Present Value of Net Expected Loss to be Expensed.’’

3)	Includes $109 million in future net premiums earned related to FG VIEs.

4)	Excludes contracts with credit impairment.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2016 (as of March 31)						$35,575
2016 Q2	$1,958	$291	$15	$147	$2,411	33,164
2016 Q3	988	266	56	251	1,561	31,603
2016 Q4	1,762	296	(13)	473	2,518	29,085
2017	9,784	916	55	523	11,278	17,807
2018	1,125	830	(22)	639	2,572	15,235
2019	485	972	9	593	2,059	13,176
2020	93	673	(3)	355	1,118	12,058

2016-2020	16,195	4,244	97	2,981	23,517	12,058
2021-2025	507	1,586	175	2,575	4,843	7,215
2026-2030	344	434	900	872	2,550	4,665
2031-2035	819	119	497	1,042	2,477	2,188
After 2035	980	294	155	759	2,188	—
Total structured finance	$18,845	$6,677	$1,824	$8,229	$35,575

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2016 (as of March 31)		$311,440
2016 Q2	$7,015	304,425
2016 Q3	9,522	294,903
2016 Q4	6,993	287,910
2017	24,861	263,049
2018	18,816	244,233
2019	13,639	230,594
2020	12,882	217,712

2016-2020	93,728	217,712
2021-2025	65,676	152,036
2026-2030	56,933	95,103
2031-2035	44,144	50,959
After 2035	50,959	—
Total public finance	$311,440

Net par outstanding (end of period)

	1Q-15	2Q-15	3Q-15	4Q-15	1Q-16
Public finance - U.S.	$313,444	$312,182	$300,732	$291,866	$282,055
Public finance - non-U.S.	29,619	32,319	30,103	29,577	29,385
Structured finance - U.S.	38,430	38,906	35,435	31,770	30,452
Structured finance - non-U.S.	7,606	6,977	6,091	5,358	5,123
Net par outstanding	$389,099	$390,384	$372,361	$358,571	$347,015

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Present Value (PV) of Net Expected Loss to be Expensed
As of March 31, 2016
(dollars in millions)

	Net Expected Loss to be Expensed (1)
	GAAP(2)	Operating(2)

2016 Q2	$11	$14
2016 Q3	10	12
2016 Q4	9	12
2017	34	42
2018	33	41
2019	30	36
2020	27	33

2016-2020	154	190
2021-2025	100	117
2026-2030	70	78
2031-2035	45	54
After 2035	20	24
Total expected PV of net expected loss to be expensed	389	463
Future accretion	156	189
Total expected future loss and LAE	$545	$652

1)	The present value of net expected loss to be paid is discounted using weighted-average risk free rates ranging from 0.0% to 2.88% for U.S. dollar denominated obligations.

2)	Net expected loss to be expensed for GAAP reported income is different than operating income, a non-GAAP financial measure, by the amount related to consolidated FG VIEs and credit derivatives.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 4)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	March 31, 2016		December 31, 2015
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:
General obligation	$121,800	A	$126,255	A
Tax backed	57,218	A	58,062	A
Municipal utilities	45,086	A	45,936	A
Transportation	22,531	A	23,454	A
Healthcare	14,631	A	15,006	A
Higher education	11,535	A	11,936	A
Infrastructure finance	3,145	BBB	4,993	BBB
Housing	1,932	A-	2,037	A
Investor-owned utilities	915	A-	916	A-
Other public finance	3,262	A	3,271	A
Total U.S. public finance	282,055	A	291,866	A
Non-U.S. public finance:
Infrastructure finance	12,673	BBB	12,728	BBB
Regulated utilities	9,907	BBB+	10,048	BBB+
Pooled infrastructure	1,831	AA	1,879	AA
Other public finance	4,974	A	4,922	A
Total non-U.S. public finance	29,385	BBB+	29,577	BBB+
Total public finance	$311,440	A	$321,443	A

U.S. structured finance:
Pooled corporate obligations	$15,380	AAA	$16,008	AAA
RMBS	6,677	BBB-	7,067	BBB-
Insurance securitizations	2,900	A+	3,000	A+
Consumer receivables	2,084	A-	2,099	A-
Financial products	1,824	AA-	1,906	AA-
CMBS and other commercial real estate related exposures	498	AAA	533	AAA
Commercial receivables	382	BBB+	427	BBB+
Other structured finance	707	AA-	730	AA-
Total U.S. structured finance	30,452	AA-	31,770	AA-

Non-U.S. structured finance:
Pooled corporate obligations	3,465	AA	3,645	AA
Commercial receivables	541	BBB+	600	BBB+
RMBS	504	BBB	492	BBB
Other structured finance	613	AA-	621	AA-
Total non-U.S. structured finance	5,123	AA-	5,358	AA-
Total structured finance	$35,575	AA-	$37,128	AA-

Total	$347,015	A	$358,571	A

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 4)
As of March 31, 2016
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$2,541	0.9%	$688	2.3%	$13,953	45.8%	$2,529	49.4%	$19,711	5.7%
AA	65,310	23.2	1,969	6.7	7,505	24.7	154	3.0	74,938	21.6
A	145,515	51.6	6,695	22.8	2,584	8.5	551	10.8	155,345	44.7
BBB	60,736	21.5	18,622	63.4	1,279	4.2	1,267	24.7	81,904	23.6
BIG	7,953	2.8	1,411	4.8	5,131	16.8	622	12.1	15,117	4.4
Net Par Outstanding (1)	$282,055	100.0%	$29,385	100.0%	$30,452	100.0%	$5,123	100.0%	$347,015	100.0%

1)	Excludes $1.5 billion of loss mitigation securities insured and held by the Company as of March 31, 2016, which are primarily BIG.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 4)
As of March 31, 2016
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
U.S. public finance:
California	$47,817	13.8%
Texas	22,946	6.6
Pennsylvania	22,709	6.5
New York	22,111	6.4
Illinois	19,415	5.6
Florida	16,207	4.7
New Jersey	13,308	3.8
Michigan	10,898	3.1
Georgia	6,902	2.0
Ohio	6,806	2.0
Other states	92,936	26.8
Total public finance	282,055	81.3
U.S. structured finance:	30,452	8.8
Total U.S.	312,507	90.1

Non-U.S.:
United Kingdom	17,022	4.9
Australia	3,504	1.0
Canada	3,096	0.9
France	2,675	0.8
Italy	1,334	0.3
Other	6,877	2.0
Total non-U.S.	34,508	9.9

Total net par outstanding	$347,015	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (4 of 4)
As of March 31, 2016
(dollars in millions)

Net Direct Economic Exposure to Selected European Countries (1)

	Hungary	Italy	Portugal	Spain	Total

Sub-sovereign exposure (2)	$271	$827	$84	$375	$1,557
Non-sovereign exposure (3)	179	458	—	—	637
Total	$450	$1,285	$84	$375	$2,194
Total BIG	$379	$—	$84	$375	$838

1)	While the Company’s exposures are shown in U.S. dollars, the obligations the Company insures are in various currencies, primarily Euros.

2)
Sub-sovereign exposure in Selected European Countries includes transactions backed by receivables from or supported by sub-sovereigns, which are governmental or government-backed entities other than the ultimate governing body of the country.

3)	Non-sovereign exposure in Selected European Countries includes debt of regulated utilities and RMBS.

Please refer to the Glossary for an explanation of the Company's net par outstanding, internal rating approach and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 4)
As of March 31, 2016
(dollars in millions)

Exposure to Puerto Rico

	Gross Par Outstanding	Net Par Outstanding	Gross Debt Service Outstanding	Net Debt Service Outstanding
Previously Subject to the Voided Puerto Rico Public Corporation Debt Enforcement and Recovery Act (the "Recovery Act") (1)	$2,965	$2,575	$5,090	$4,476
Not Previously Subject to the Voided Recovery Act	2,791	2,479	4,398	3,993
Total	$5,756	$5,054	$9,488	$8,469

1)
On February 6, 2015, the U.S. District Court for the District of Puerto Rico ruled that the Recovery Act is preempted by the U.S. Bankruptcy Code and is therefore void. On July 6, 2015, the U.S. Court of Appeals for the First Circuit upheld that ruling, and on December 4, 2015, the U.S. Supreme Court granted petitions for writs of certiorari relating to that ruling.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 4)
As of March 31, 2016
(dollars in millions)

Net Exposure to Puerto Rico by Risk

	Net Par Outstanding
	AGM Consolidated	AGC Consolidated	AG Re Consolidated	Eliminations (1)	Total Net Par Outstanding (2)	Gross Par Outstanding	Internal Rating
Exposures Previously Subject to the Voided Recovery Act:
Puerto Rico Highways and Transportation Authority (PRHTA) (Transportation revenue) (3)	$289	$476	$225	$(80)	$910	$937	CCC-
Puerto Rico Electric Power Authority (PREPA)	431	74	239	—	744	902	CC
Puerto Rico Aqueduct and Sewer Authority	—	296	92	—	388	388	CCC
PRHTA (Highway revenue)(3)	219	100	50	—	369	574	CCC
Puerto Rico Convention Center District Authority (PRCCDA)(3)	—	82	82	—	164	164	CCC-
Total	939	1,028	688	(80)	2,575	2,965

Exposures Not Previously Subject to the Voided Recovery Act:
Commonwealth of Puerto Rico - General Obligation Bonds	720	415	480	—	1,615	1,738	CCC
Puerto Rico Municipal Finance Agency (MFA)	206	65	116	—	387	570	CCC-
Puerto Rico Sales Tax Financing Corporation	262	—	8	—	270	270	CCC+
Puerto Rico Public Buildings Authority	13	137	38	—	188	194	CCC
Puerto Rico Infrastructure Financing Authority (PRIFA)(3) (4)	—	10	8	—	18	18	C
University of Puerto Rico	—	1	—	—	1	1	CCC-
Total	1,201	628	650	—	2,479	2,791
Total net exposure to Puerto Rico	$2,140	$1,656	$1,338	$(80)	$5,054	$5,756

1)
Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

2)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $34 million and a fully accreted net par at maturity of $67 million. Of these amounts, current net par of $18 million and fully accreted net par at maturity of $50 million relate to the Puerto Rico Sales Tax Financing Corporation, current net par of $10 million and fully accreted net par at maturity of $11 million relate to the PRHTA, and current net par of $5 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

3)
The Governor issued executive orders on November 30, 2015, and December 8, 2015, directing the Puerto Rico Department of Treasury and the Puerto Rico Tourism Company to retain or transfer certain taxes and revenues pledged to secure the payment of bonds issued by PRHTA, PRIFA and PRCCDA. On January 7, 2016 the Company sued various Puerto Rico governmental officials in the United States District Court, District of Puerto Rico asserting that this attempt to “claw back” pledged taxes and revenues is unconstitutional, and demanding declaratory and injunctive relief.

4)
On January 1, 2016 PRIFA defaulted on full payment of a portion of the interest due on its bonds on that date. For those PRIFA bonds the Company had insured, the Company paid approximately $451 thousand of claims for the interest payments on which PRIFA had defaulted.

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 4)
As of March 31, 2016
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico

	Scheduled Net Par Amortization (1)
	2016 (2Q)	2016 (3Q)	2016 (4Q)	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026 -2030	2031 -2035	2036 -2040	2041 -2045	2046 -2047	Total

Exposures Previously Subject to the Voided Recovery Act:
PRHTA (Transportation revenue)	$0	$33	$0	$36	$42	$28	$23	$18	$19	$21	$1	$26	$151	$227	$240	$45	$—	$910
PREPA	0	20	0	5	4	25	42	22	22	81	78	52	309	84	0	—	—	744
Puerto Rico Aqueduct and Sewer Authority	—	15	—	—	—	—	—	—	—	—	2	25	84	—	2	92	168	388
PRHTA (Highway revenue)	—	19	—	10	10	21	22	26	6	8	8	8	27	167	37	—	—	369
PRCCDA	—	11	—	—	—	—	—	—	—	—	—	—	19	105	29	—	—	164
Total	0	98	0	51	56	74	87	66	47	110	89	111	590	583	308	137	168	2,575

Exposures Not Previously Subject to the Voided Recovery Act:
Commonwealth of Puerto Rico - General Obligation Bonds	0	142	0	95	75	82	137	16	37	14	73	68	255	475	146	—	—	1,615
MFA	—	55	—	47	47	44	37	33	33	16	12	11	52	—	—	—	—	387
Puerto Rico Sales Tax Financing Corporation	0	(1)	0	(1)	(1)	(1)	(1)	(2)	(2)	1	0	(2)	(6)	32	99	155	—	270
Puerto Rico Public Buildings Authority	—	8	—	30	—	5	10	12	0	7	0	8	52	40	16	—	—	188
PRIFA	—	—	—	—	2	—	—	—	—	2	—	—	—	—	10	4	—	18
University of Puerto Rico	—	0	—	0	0	0	0	0	0	0	0	0	0	1	—	—	—	1
Total	0	204	0	171	123	130	183	59	68	40	85	85	353	548	271	159	—	2,479
Total net par for Puerto Rico	$0	$302	$0	$222	$179	$204	$270	$125	$115	$150	$174	$196	$943	$1,131	$579	$296	$168	$5,054

1)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $34 million and a fully accreted net par at maturity of $67 million. Of these amounts, current net par of $18 million and fully accreted net par at maturity of $50 million relate to the Puerto Rico Sales Tax Financing Corporation, current net par of $10 million and fully accreted net par at maturity of $11 million relate to the PRHTA, and current net par of $5 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Exposure to Puerto Rico (4 of 4)
As of March 31, 2016
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico

	Scheduled Net Debt Service Amortization (1)
	2016 (2Q)	2016 (3Q)	2016 (4Q)	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026 -2030	2031 -2035	2036 -2040	2041 -2045	2046 -2047	Total

Exposures Previously Subject to the Voided Recovery Act:
PRHTA (Transportation revenue)	$0	$57	$—	$82	$86	$69	$63	$57	$57	$58	$37	$61	$309	$348	$288	$47	$—	$1,619
PREPA	2	35	2	38	37	58	74	52	50	109	102	72	366	92	0	—	—	1,089
Puerto Rico Aqueduct and Sewer Authority	—	25	—	19	19	19	19	19	19	19	21	45	160	68	70	159	181	862
PRHTA (Highway revenue)	—	29	—	29	29	39	39	42	20	21	21	21	88	203	39	—	—	620
PRCCDA	—	15	—	7	7	7	7	7	7	7	7	7	51	127	30	—	—	286
Total	2	161	2	175	178	192	202	177	153	214	188	206	974	838	427	206	181	4,476

Exposures Not Previously Subject to the Voided Recovery Act:
Commonwealth of Puerto Rico - General Obligation Bonds	0	184	—	171	146	150	201	72	93	69	127	117	459	605	161	—	—	2,555
MFA	—	64	—	64	62	56	47	40	39	21	16	15	57	—	—	—	—	481
Puerto Rico Sales Tax Financing Corporation	0	6	—	13	13	13	13	13	13	16	15	12	68	103	164	170	—	632
Puerto Rico Public Buildings Authority	—	13	—	39	8	12	18	20	6	14	6	14	72	49	17	—	—	288
PRIFA	—	0	—	1	3	1	1	1	1	3	0	1	4	3	13	4	—	36
University of Puerto Rico	—	0	—	0	0	0	0	0	0	0	0	0	0	1	—	—	—	1
Total	0	267	—	288	232	232	280	146	152	123	164	159	660	761	355	174	—	3,993
Total net debt service for Puerto Rico	$2	$428	$2	$463	$410	$424	$482	$323	$305	$337	$352	$365	$1,634	$1,599	$782	$380	$181	$8,469

1)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $34 million and a fully accreted net par at maturity of $67 million. Of these amounts, current net par of $18 million and fully accreted net par at maturity of $50 million relate to the Puerto Rico Sales Tax Financing Corporation, current net par of $10 million and fully accreted net par at maturity of $11 million relate to the PRHTA, and current net par of $5 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of March 31, 2016
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$13,142	70.3%	24.3%	29.2%
AA	2,430	13.0	45.0	50.2
A	1,143	6.1	45.1	48.0
BBB	917	4.9	41.7	36.8
BIG	1,069	5.7	41.4	25.5
Total exposures	$18,701	100.0%	29.8%	33.2%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
Synthetic investment grade pooled corporates	$7,127	38.1%	21.7%	19.4%	AAA
CBOs/CLOs	5,510	29.5	30.5	42.9	AAA
Market value CDOs of corporates	1,113	6.0	17.0	27.8	AAA
Trust preferred
Banks and insurance	2,764	14.8	45.3	45.7	A+
U.S. mortgage and real estate investment trusts	1,001	5.3	49.5	47.4	BBB-
European mortgage and real estate investment trusts	531	2.8	36.6	36.8	BBB
Other pooled corporates	655	3.5	—	—	BBB
Total exposures	$18,701	100.0%	29.8%	33.2%	AAA

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Consolidated U.S. RMBS Profile
As of March 31, 2016
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
AAA	$8	$209	$17	$1,560	$30	$1,825
AA	92	316	80	390	70	948
A	1	—	4	34	1	39
BBB	76	15	—	92	0	183
BIG	248	698	135	1,229	1,372	3,682
Total exposures	$425	$1,238	$235	$3,305	$1,474	$6,677

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
2004 and prior	$52	$53	$17	$1,032	$97	$1,252
2005	121	433	35	173	322	1,085
2006	82	189	33	695	412	1,411
2007	169	562	150	1,337	642	2,861
2008	—	—	—	67	—	67
Total exposures	$425	$1,238	$235	$3,305	$1,474	$6,677

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 5)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	BIG Net Par Outstanding
	March 31, 2016	December 31, 2015
U.S. public finance:
General obligation	$3,229	$2,964
Tax backed	2,366	2,389
Municipal utilities	1,256	1,247
Infrastructure finance	403	403
Healthcare	315	350
Higher education	242	244
Transportation	86	86
Housing	19	19
Other public finance	37	82
Total U.S. public finance	7,953	7,784
Non-U.S. public finance:
Infrastructure finance	1,077	1,053
Other public finance	334	325
Total non-U.S. public finance	1,411	1,378
Total public finance	$9,364	$9,162

U.S. structured finance:
RMBS	$3,682	$3,973
Pooled corporate obligations	777	806
Consumer receivables	288	305
Insurance securitizations	216	216
Commercial receivables	76	75
Other structured finance	92	94
Total U.S. structured finance	5,131	5,469
Non-U.S. structured finance:
Pooled corporate obligations	386	386
Commercial receivables	128	63
RMBS	108	103
Total non-U.S. structured finance	622	552
Total structured finance	$5,753	$6,021
Total BIG net par outstanding	$15,117	$15,183

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 5)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	Financial Guaranty Insurance and Credit Derivatives Surveillance Categories
	March 31, 2016	December 31, 2015
Category 1
U.S. public finance	$4,608	$4,765
Non-U.S. public finance	882	875
U.S. structured finance	1,488	1,874
Non-U.S. structured finance	579	509
Total Category 1	7,557	8,023
Category 2
U.S. public finance	3,191	2,883
Non-U.S. public finance	529	503
U.S. structured finance	732	700
Non-U.S. structured finance	43	43
Total Category 2	4,495	4,129
Category 3
U.S. public finance	154	136
Non-U.S. public finance	—	—
U.S. structured finance	2,911	2,895
Non-U.S. structured finance	—	—
Total Category 3	3,065	3,031
BIG Total	$15,117	$15,183

1)
Assured Guaranty's surveillance department is responsible for monitoring the Company's portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which is a claim that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 5)
As of March 31, 2016
(dollars in millions)

Public Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating
Name or description
U.S. public finance:
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	$1,821	CCC
Puerto Rico Highway and Transportation Authority	1,279	CCC-
Puerto Rico Electric Power Authority	744	CC
Puerto Rico Aqueduct & Sewer Authority	388	CCC
Puerto Rico Municipal Finance Agency	387	CCC-
Louisville Arena Authority Inc.	336	BB
Puerto Rico Sales Tax Financing Corporation	270	CCC+
Puerto Rico Convention Center District Authority	164	CCC-
Woonsocket (City of), Rhode Island GO Bonds	140	BB
Stockton Pension Obligation Bonds, California	115	D
Scranton School District, Pennsylvania	109	BB
Penn Hills School District, Pennsylvania	107	BB
Wayne County Building Authority, Michigan	93	BB-
Ebert Metropolitan District, Colorado	87	B+
Orange County Tourist Development Tax, Florida	86	BB
Xenia Rural Water District, Iowa	75	BB
Atlantic City, New Jersey	73	BB
West Mifflin Area School District, Pennsylvania	72	BB
Knox Hills, LLC	65	B
Pennsylvania Economic Development Financing Authority (Capitol Region Parking System)	61	BB
Jennie Stuart Medical Center	58	BB+
Robert Wood Johnson Health Care Corporation at Hamilton	54	B+
Southlands Metropolitan District No. 1, Colorado	52	BB
Pacific Lutheran University, Washington	52	BB+
University of the Arts, Pennsylvania	51	BB
Total	$6,739

Non-U.S. public finance:
Reliance Rail Finance Pty. Limited	$527	BB
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	271	BB-
Valencia Fair	249	BB-
Autovia de la Mancha, S.A.	119	BB-
CountyRoute (A130) plc	104	BB-
Metropolitano de Porto Lease and Sublease of Railroad Equipment	55	B+
Total	$1,325
Total	$8,064

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 5)
As of March 31, 2016
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	BIG Net Par Outstanding	Internal Rating	Current Credit Enhancement	60+ Day Delinquencies
Name or description
U.S. structured finance:
RMBS:
Option One 2007-FXD2	$261	CCC	0.0%	21.1%
Countrywide HELOC 2006-I	219	BB	0.0%	2.6%
MABS 2007-NCW	191	CCC	0.0%	39.9%
Nomura Asset Accept. Corp. 2007-1	180	CCC	0.0%	27.9%
MortgageIT Securities Corp. Mortgage Loan 2007-2	169	BB	0.0%	13.6%
Soundview 2007-WMC1	168	CCC	—%	42.7%
Countrywide Home Equity Loan Trust 2007-D	136	CCC	0.0%	2.1%
Countrywide Home Equity Loan Trust 2005-J	123	CCC	0.1%	5.3%
New Century 2005-A	121	CCC	7.0%	20.0%
Countrywide HELOC 2006-F	120	CCC	0.0%	5.5%
Countrywide HELOC 2005-D	116	CCC	0.0%	5.5%
Countrywide HELOC 2007-B	105	B	0.0%	2.2%
Countrywide HELOC 2007-A	105	B	0.0%	2.6%
IndyMac 2007-H1 HELOC	87	CCC	0.0%	2.1%
GMACM 2004-HE3	73	CCC	0.0%	6.3%
Soundview Home Loan Trust 2008-1	68	CCC	3.2%	27.0%
CSAB 2006-3	55	CCC	0.0%	38.7%
IMPAC CMB Trust Series 2007-A	53	BB	10.0%	17.1%
Countrywide HELOC 2005-C	52	CCC	0.0%	5.8%
Total RMBS	$2,402

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (5 of 5)
As of March 31, 2016
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million (continued)

	BIG Net Par Outstanding	Internal Rating	Current Credit Enhancement
Name or description
U.S. structured finance:
Non-RMBS:
Alesco Preferred Funding XVI, Ltd.	$215	BB	18.6%
Taberna Preferred Funding III, Ltd.	186	BB	33.7%
Ballantyne Re Plc	175	CC	N/A
Taberna Preferred Funding II, Ltd.	149	B	33.5%
US Capital Funding IV, LTD	127	CCC	11.5%
Taberna Preferred Funding VI, Ltd.	100	BB-	31.3%
NRG Peaker (1)	77	BB	N/A
National Collegiate Trust Series 2006-2	68	CCC	N/A
National Collegiate Trust Series 2007-4	55	CCC	N/A
Subtotal non-RMBS	$1,152
Subtotal U.S. structured finance	$3,554

Non-U.S. structured finance:
Gleneagles Funding Ltd.	$231	BB	N/A
Private Pooled Corporate Transaction	87	BB	N/A
Blade Engine Securitization Ltd. Series 2006-1 A-1	79	BB	N/A
FHB	59	BB-	N/A
Subtotal Non-U.S. structured finance	$456
Total	$4,010

1)
In accordance with the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company and therefore are included in the investment portfolio. Net par shown is net of $28 million of ceded par. The Company holds 100% of the bonds referenced in this transaction and reports them in the investment portfolio.

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of March 31, 2016
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating
New Jersey Economic Development Authority	$4,710	BBB+
California (State of)	2,289	A
Illinois (State of)	2,156	BBB+
New York, New York	2,081	AA-
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	1,821	CCC
New York (State of)	1,792	A+
Massachusetts (Commonwealth of)	1,781	AA
Los Angeles Unified School District, California	1,615	AA-
Chicago, Illinois	1,605	BBB+
Philadelphia, Pennsylvania	1,597	BBB+
Houston Water & Sewer System, Texas	1,546	AA-
Wisconsin (State of)	1,494	A+
Metropolitan Transportation Authority, New York	1,436	A
Pennsylvania (Commonwealth of)	1,424	A
Miami-Dade County Aviation, Florida	1,401	A
Port Authority of New York & New Jersey	1,298	A+
Puerto Rico Highway & Transportation Authority	1,279	CCC-
Chicago Public Schools, Illinois	1,271	BBB-
Massachusetts (Commonwealth of) Water Resources	1,249	AA
Georgia Board of Regents	1,224	A
North Texas Tollway Authority Dallas, Texas	1,186	A
Long Island Power Authority	1,179	A-
Miami-Dade County School Board, Florida	1,106	A-
Michigan State Building Authority	1,098	A+
Philadelphia School District, Pennsylvania	1,052	BBB
Great Lakes Water Authority (Sewerage), Michigan	1,032	BBB
Chicago-O'Hare International Airport, Illinois	1,026	A-
Arizona School Facilities Board Certificates of Participation	1,019	A+
Municipal Water Finance Authority, New York	938	AA
Pennsylvania Turnpike Commission	910	A-
Great Lakes Water Authority (Water), Michigan	879	BBB
Atlanta Georgia Water & Sewer System	854	A-
Central Florida Expressway Authority, Florida	845	A+
District of Columbia	829	AA-
Illinois State Toll Highway Authority	819	AA
Washington (State of)	808	AA
San Diego Unified School District, California	801	AA
Louisiana (State of)	790	AA
Miami-Dade County Water & Sewer, Florida	771	A+
Kentucky State Property & Building Commission	769	A+
Puerto Rico Electric Power Authority	744	CC
Metropolitan Washington Airports Authority, District of Columbia	729	A+
Regional Transportation Authority, Illinois	724	AA-
Oglethorpe Power Corporation, Georgia	718	BBB+
Dade County, Florida	709	A+
Nassau County, New York	705	A-
San Francisco Airports Commission (San Francisco International Airport), California	691	A+
San Jose Airport, California	686	BBB+
Metropolitan Pier & Exposition Authority, Illinois	676	A
California State University Trustees, California	647	A+
Total top 50 U.S. public finance exposures	$60,809

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of March 31, 2016
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating	Credit Enhancement
Stone Tower Credit Funding	$835	AAA	27.8%
Private US Insurance Securitization	800	AA	N/A
Synthetic Investment Grade Pooled Corporate CDO	767	AAA	14.8%
Synthetic Investment Grade Pooled Corporate CDO	744	AAA	26.7%
Synthetic Investment Grade Pooled Corporate CDO	656	AAA	14.9%
Fortress Credit Opportunities I, LP.	605	AA	40.6%
Synthetic Investment Grade Pooled Corporate CDO	563	AAA	23.4%
Synthetic Investment Grade Pooled Corporate CDO	516	AAA	14.3%
Private US Insurance Securitization	500	AA	N/A
Shenandoah Trust Capital I Term Securities	484	A+	N/A
Synthetic Investment Grade Pooled Corporate CDO	450	AAA	17.7%
SLM Private Credit Student Trust 2007-A	450	A-	18.1%
Synthetic Investment Grade Pooled Corporate CDO	440	AAA	21.2%
LIICA Holdings, LLC	428	AA	N/A
SLM Private Credit Student Loan Trust 2007-6	392	AAA	4.2%
Synthetic Investment Grade Pooled Corporate CDO	380	AAA	29.2%
SLM Private Credit Student Loan Trust 2006-C	356	A-	20.5%
Synthetic Investment Grade Pooled Corporate CDO	346	AAA	16.3%
Synthetic Investment Grade Pooled Corporate CDO	319	AAA	14.2%
Cent CDO 15 Limited	296	AAA	18.1%
Synthetic Investment Grade Pooled Corporate CDO	283	AAA	30.3%
Synthetic Investment Grade Pooled Corporate CDO	270	AAA	29.1%
Cent CDO 12 Limited	266	AAA	24.6%
Option One 2007-FXD2	261	CCC	0.0%
Eastland CLO, LTD	256	AAA	55.4%
Private US Insurance Securitization	250	AA	N/A
Denali CLO VII, LTD.	228	AAA	30.3%
Alesco Preferred Funding XIV	227	A+	42.1%
Countrywide HELOC 2006-I	219	BB	0.0%
Timberlake Financial, LLC Floating Insured Notes	216	BBB-	N/A
Alesco Preferred Funding XVI, Ltd.	215	BB	18.6%
Synthetic Investment Grade Pooled Corporate CDO	204	AAA	10.4%
Synthetic Investment Grade Pooled Corporate CDO	204	AAA	9.2%
Taberna Preferred Funding IV, Ltd.	199	BBB-	38.7%
Grayson CLO	198	AAA	44.4%
MABS 2007-NCW	191	CCC	0.0%
Alesco Preferred Funding X Ltd	190	AA	54.6%
Taberna Preferred Funding III, Ltd.	186	BB	33.7%
Nomura Asset Accept. Corp. 2007-1	180	CCC	0.0%
Ballantyne Re Plc	175	CC	N/A
CWALT Alternative Loan Trust 2007-HY9	174	A+	0.2%
CWABS 2007-4	171	A	0.0%
Synthetic Investment Grade Pooled Corporate CDO	170	AAA	27.6%
MortgageIT Securities Corp. Mortgage Loan 2007-2	169	BB	0.0%
Soundview 2007-WMC1	168	CCC	—%
Alesco Preferred Funding XVII, Ltd.	163	BBB-	31.9%
Private Other Structured Finance Transaction	154	AAA	N/A
Private Other Structured Finance Transaction	152	AAA	N/A
Taberna Preferred Funding II, Ltd.	149	B	33.5%
Mountain View CLO II	142	AAA	27.8%
Total top 50 U.S. structured finance exposures	$16,357

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of March 31, 2016
(dollars in millions)

25 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Hydro-Quebec, Province of Quebec	Canada	$2,078	A+
Thames Water Utilities Finance Plc	United Kingdom	1,140	A-
HIT Finance B.V.	France	1,021	BBB+
Channel Link Enterprises Finance PLC	France, United Kingdom	895	BBB
Capital Hospitals (Issuer) PLC	United Kingdom	785	BBB-
Artesian Finance II Plc (Southern)	United Kingdom	711	A-
International Infrastructure Pool	United Kingdom	654	AA
Verbund - Lease and Sublease of Hydro-Electric Equipment	Austria	652	AAA
Southern Gas Networks PLC	United Kingdom	645	BBB
InspirED Education (South Lanarkshire) plc	Scotland	603	BBB-
Campania Region - Healthcare Receivable	Italy	594	BBB-
International Infrastructure Pool	United Kingdom	588	AA
International Infrastructure Pool	United Kingdom	588	AA
A28 Motorway	France	550	BBB-
Reliance Rail Finance Pty. Limited	Australia	527	BB
Sydney Airport Finance Company Pty Limited	Australia	514	BBB
Envestra Limited	Australia	499	BBB
Scotland Gas Networks Plc (A2)	United Kingdom	496	BBB
Central Nottinghamshire Hospitals PLC	United Kingdom	491	BBB
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	456	BBB
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	435	BBB
Yorkshire Water Services Finance Plc	United Kingdom	409	A-
Integrated Accommodation Services PLC	United Kingdom	397	BBB+
Dali Capital PLC-Northumbrian Water	United Kingdom	395	BBB+
Octagon Healthcare Funding PLC	United Kingdom	380	BBB
Total top 25 non-U.S. exposures		$16,503

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of March 31, 2016
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicer Exposures

Servicer:	Net Par Outstanding
Ocwen Loan Servicing, LLC (1)	$1,980
Specialized Loan Servicing, LLC	1,643
Bank of America, N.A. (2)	1,442
Wells Fargo Bank N.A.	789
JPMorgan Chase Bank	231
Select Portfolio Servicing, Inc.	182
Banco Popular de Puerto Rico	82
Ditech Financial LLC	56
Carrington Mortgage Services, LLC	40
Citicorp Mortgage Securities, Inc.	39
Total top 10 U.S. residential mortgage servicer exposures	$6,484

1) Includes GMAC Mortgage LLC, Residential Funding Corp and Homeward Residential Inc.

2)	Includes Countrywide Home Loans Servicing LP.

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating	State
Methodist Healthcare	$465	A+	TN
MultiCare Health System	404	AA-	WA
Dignity Health, California	370	A	CA
CHRISTUS Health	364	A	TX
Children's National Medical Center	362	A-	DC
Bon Secours Health System Obligated Group	323	A-	MD
Carolina HealthCare System	319	AA-	NC
Catholic Health Partners	284	A+	OH
Palmetto Health Alliance, South Carolina	274	A-	SC
Columbus Regional Healthcare System Inc.	272	BBB-	GA
Total top 10 U.S. healthcare exposures	$3,437

Please refer to the Glossary for the Company's internal rating approach and presentation of net par outstanding.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid After Benefit for R&W
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid After Benefit for R&W for the Three Months Ended March 31, 2016

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid (Recovered) as of December 31, 2015	Economic Loss Development During 1Q-16	(Paid) Recovered Losses During 1Q-16	Net Expected Loss to be Paid (Recovered) as of March 31, 2016
Public Finance:
U.S. public finance	$771	$98	$(5)	$864
Non-U.S public finance	38	1	—	39
Public Finance	809	99	(5)	903

U.S. RMBS
First lien:
Prime first lien	(2)	0	1	(1)
Alt-A first lien	127	(16)	(75)	36
Option ARMs	(28)	(21)	2	(47)
Subprime first lien	251	1	(12)	240
Total first lien	348	(36)	(84)	228
Second lien	61	5	(1)	65
Total U.S. RMBS (1)	409	(31)	(85)	293
Triple-X life insurance transactions	99	4	(1)	102
Student loans	54	(14)	(8)	32
Other structured finance	20	1	(14)	7
Structured Finance	582	(40)	(108)	434
Total	$1,391	$59	$(113)	$1,337

1)	Includes future net representations and warranties (R&W) benefit of $79 million as of December 31, 2015 and $47 million as of March 31, 2016.

Assured Guaranty Ltd.
Loss Expense - Non-GAAP Operating Basis
As of March 31, 2016
(dollars in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions	1Q-16 Losses Incurred	Net Expected Loss to be Expensed (1)
Public Finance:
U.S. public finance	$7,953	$97	$186
Non-U.S public finance	1,411	0	13
Public Finance	9,364	97	199
Structured Finance:
U.S. RMBS:
First lien:
Prime first lien	248	0	0
Alt-A first lien	698	8	38
Option ARMs	135	(16)	17
Subprime	1,229	2	68
Total first lien	2,310	(6)	123
Second lien	1,372	13	125
Total U.S. RMBS	3,682	7	248
Triple-X life insurance transactions	216	3	5
TruPS	777	0	0
Student loans	149	(14)	3
Other structured finance	929	(2)	8
Structured Finance	5,753	(6)	264
Loss expense - non-GAAP basis	$15,117	$91	$463

1)	Represents present value and excludes future accretion of $189 million. See page 13 for ‘‘Present Value of Net Expected Loss to be Expensed.’’

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	As of and for Three Months Ended March 31, 2016		Year Ended December 31,
			2015		2014		2013		2012
GAAP Summary Income Statement Data
Net earned premiums	$183		$766		$570		$752		$853
Net investment income	99		423		403		393		404
Realized gains and other settlements on credit derivatives	8		(18)		23		(42)		(108)
Total expenses	180		776		463		466		822
Income (loss) before income taxes	65		1,431		1,531		1,142		132
Net income (loss)	59		1,056		1,088		808		110
Net income (loss) per diluted share	0.43		7.08		6.26		4.30		0.57

GAAP Summary Balance Sheet Data
Total investments and cash	$11,326		$11,358		$11,459		$10,969		$11,223
Total assets	14,452		14,544		14,919		16,285		17,240
Unearned premium reserve	3,810		3,996		4,261		4,595		5,207
Loss and LAE reserve	1,112		1,067		799		592		601
Long-term debt	1,302		1,300		1,297		814		834
Shareholders’ equity	6,113		6,063		5,758		5,115		4,994
Shareholders’ equity per share	45.26		43.96		36.37		28.07		25.74

Non-GAAP Financial Measures
PVP	$38		$179		$168		$141		$210
Operating income	113		699		491		609		535
Operating shareholders' equity	5,954		5,946		5,933		6,164		5,830
Adjusted book value	8,294		8,439		8,495		9,033		9,151
Operating income per diluted share	0.82		4.69		2.83		3.25		2.81
Operating shareholder's equity per share	44.08		43.11		37.48		33.83		30.05

Other Financial Information (GAAP Basis)
Net debt service outstanding (end of period)	$516,399		$536,341		$609,622		$690,535		$780,356
Gross debt service outstanding (end of period)	538,642		559,470		646,722		737,380		833,098
Net par outstanding (end of period)	347,015		358,571		403,729		459,107		518,772
Gross par outstanding (end of period)	361,168		373,192		426,705		487,895		550,908

Other Financial Information (Statutory Basis)(1)
Net debt service outstanding (end of period)	$481,381		$502,331		$583,598		$663,797		$756,044
Gross debt service outstanding (end of period)	502,241		524,104		619,475		709,000		807,420
Net par outstanding (end of period)	314,702		327,306		379,714		434,597		496,237
Gross par outstanding (end of period)	327,552		340,662		401,552		461,845		527,126

Consolidated qualified statutory capital	6,858		6,813		6,472		6,136		5,943
Consolidated policyholders' surplus and reserves	10,728		10,901		10,623		10,454		10,288

Ratios:
Net par outstanding to qualified statutory capital	46	:1	48	:1	59	:1	71	:1	83:1
Capital ratio(2)	70	:1	74	:1	90	:1	108	:1	127:1
Financial resources ratio(2)	40	:1	41	:1	48	:1	55	:1	61:1

Gross debt service written:
Public finance - U.S.	$4,297		$25,832		$20,804		$15,559		$25,252
Public finance - non-U.S.	—		2,054		233		674		40
Structured finance - U.S.	—		355		423		297		623
Structured finance - non-U.S.	—		69		387		—		—
Total gross debt service written	$4,297		$28,310		$21,847		$16,530		$25,915

Net debt service written	$4,297		$28,310		$21,847		$16,497		$25,915
Net par written	2,749		17,336		13,171		9,331		16,816
Gross par written	2,749		17,336		13,171		9,350		16,816
1) Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

2)	See page 6 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Glossary

Net Par Outstanding and Internal Ratings
Net par outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts related to securities the Company has purchased for loss mitigation purposes.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with United States (U.S.) government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information are obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2015.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Glossary (continued)

Sectors (continued)

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which includes excess of loss reinsurance on portfolios of municipal credits.

Structured Finance:
Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities (TruPS). These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities (RMBS) are obligations backed by closed-end and open-end first and second lien mortgage loans on one-to-four family residential properties, including condominiums and cooperative apartments. First lien mortgage loan products in these transactions include fixed rate, adjustable rate (ARM) and option adjustable-rate (Option ARM) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by non-investment grade/high yield collateral.

Commercial Mortgage-Backed Securities (CMBS) are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multifamily, retail, hotel, industrial and other specialized or mixed-use properties.

Financial Products Business is how the Company refers to the guaranteed investment contracts (GICs) portion of a line of business previously conducted by Assured Guaranty Municipal Holdings Inc. (AGMH) that the Company did not acquire when it purchased AGMH in 2009 from Dexia SA and that is being run off. That line of business was comprised of AGMH's GICs business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former Financial Products Business.

Glossary (continued)

Sectors (continued)

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Commercial Receivables Securities are obligations backed by equipment loans or leases, aircraft and aircraft engine financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Obligations are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Non-GAAP Financial Measures

The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America (GAAP).

Management and the board of directors utilize non-GAAP financial measures in evaluating the Company’s financial performance. By providing these non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to the same information that management reviews internally. In addition, Assured Guaranty’s presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty’s financial results.

The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, is presented within this financial supplement. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company’s financial guaranty business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1) Elimination of the after-tax realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile. Trends in the underlying profitability of the Company’s business can be more clearly identified without the fluctuating effects of these transactions.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

3) Elimination of the after-tax fair value gains (losses) on the Company’s CCS. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

Operating Shareholders’ Equity: Management believes that operating shareholders’ equity is a useful measure because it presents the equity of AGL with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic gain or loss. Many investors, analysts and financial news reporters use operating shareholders’ equity as the principal financial measure for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Many of the Company’s fixed income investors also use operating shareholders’ equity to evaluate the Company’s capital adequacy. Operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

Operating Shareholders’ Equity (continued):
3) Elimination of the after-tax fair value gains (losses) on the Company’s CCS. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax unrealized gains (losses) on the Company’s investments, that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

Operating return on equity (Operating ROE): Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis.

Adjusted Book Value: Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues in addition to operating shareholders’ equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Adjusted book value is operating shareholders’ equity, as defined above, further adjusted for the following:

1) Elimination of after-tax deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2) Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

3) Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or present value of new business production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right,  whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Revenues) do not adequately measure. PVP in respect of financial guaranty contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@assuredguaranty.com

Katie-May Gordon
Associate, Investor Relations
(212) 339-0898
kgordon@assuredguaranty.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com